Exhibit 10.48

AMENDED AND RESTATED ACTIVISION BLIZZARD, INC.

2008 INCENTIVE PLAN

NOTICE OF RESTRICTED SHARE UNIT AWARD

FOR FRENCH RESIDENT DIRECTORS

You have been awarded Restricted Share Units of Activision Blizzard, Inc. (the “Company”), as follows:

•                  Your name:  [__________________________________________________________________]

•                  Total number of Restricted Share Units awarded:  [________]

•                  Date of Grant:  [________________________________________________________________]

•                  Grant ID:  [____________________________________________________________________]

•                  Your Award of Restricted Share Units is governed by the terms and conditions set forth in:

•                  this Notice of Restricted Share Unit Award;

•                  the Restricted Share Unit Award Terms attached hereto as Exhibit A (the “Award Terms”); and

•                  the Company’s Amended and Restated 2008 Incentive Plan (the “Plan”), the receipt of a copy of which you hereby acknowledge.

•                  Schedule for Vesting:  Except as otherwise provided under the Award Terms, the Restricted Share Units awarded to you will vest as follows, provided you continuously serve as a member of the Board of Directors through each such date:

Schedule for Vesting

Date of Vesting	No. of Restricted Share Units Vesting at Vesting Date	Cumulative No. of Restricted Share Units Vested at Vesting Date

3 months after Date of Grant	[_____]	[_____]
6 months after Date of Grant	[_____]	[_____]
9 months after Date of Grant	[_____]	[_____]
First anniversary of Date of Grant	[_____]	[_____]

•                  Please sign and return to the Company this Notice of Restricted Share Unit Award, which bears an original signature on behalf of the Company.  You are urged to do so promptly.  By signing this Notice of Restricted Share Unit Award, you agree that the Restricted Share Units are granted under and governed by the terms and conditions of the Plan, the Award Terms and this Notice of Restricted Share Unit Award.  You acknowledge that you have reviewed these documents, have had an opportunity to obtain the advice of counsel prior to signing this Notice of Restricted Share Unit Award and fully understand all provisions of the Plan, the Award Terms and this Notice of Restricted Share Unit Award.

•                  Please return the signed Notice of Restricted Share Unit Award to the Company at:

Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, CA 90405
Attn:  Stock Plan Administration

You should retain the enclosed duplicate copy of this Notice of Restricted Share Unit Award for your records.

Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Award Terms.

ACTIVISION BLIZZARD, INC.

Ann E. Weiser
Chief Human Resources Officer

Date:

ACCEPTED AND AGREED:

[Name of Grantee]

Date:

2

EXHIBIT A

AMENDED AND RESTATED ACTIVISION BLIZZARD, INC.

2008 INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD TERMS

FOR FRENCH RESIDENT DIRECTORS

1.                                       Definitions.

(a)                                  For purposes of these Award Terms, the following terms shall have the meanings set forth below:

“Award” means the award described on the Grant Notice.

“Common Shares” means the shares of common stock, par value $0.000001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 9 hereof.

“Company” means Activision Blizzard, Inc. and any successor thereto.

“Company-Sponsored Equity Account” means an account that is created with the Equity Account Administrator in connection with the administration of the Company’s equity plans and programs, including the Plan.

“Date of Grant” means the Date of Grant of the Award set forth on the Grant Notice.

“Disability” means “permanent and total disability” as defined in section 22(e)(3) of the Code, as interpreted by the Company (with such interpretation to be final, conclusive and binding for purposes of these Award Terms).

“Equity Account Administrator” means the brokerage firm utilized by the Company from time to time to create and administer accounts for participants in the Company’s equity plans and programs, including the Plan.

“Grantee” means the recipient of the Award named on the Grant Notice.

“Grant Notice” means the Notice of Restricted Share Unit Award to which these Award Terms are attached as Exhibit A.

“Plan” means the Amended and Restated Activision Blizzard, Inc. 2008 Incentive Plan, as amended from time to time.

“Restricted Share Units” means units subject to the Award, which represent the conditional right to receive Common Shares in accordance with the Grant Notice and these

Award Terms, unless and until such units become vested or are forfeited to the Company in accordance with the Grant Notice and these Award Terms.

“Section 409A” means Section 409A of the Code and the guidance and regulations promulgated thereunder.

“Separation from Service” means separation from service within the meaning of Section 409A.

“Term Sheet” means the Corporate Governance Term Sheet approved by the Delaware Court of Chancery in connection with the settlement of In re Activision, Inc. Shareholder Derivative Litigation, C.D. Cal. Case No. CV06-4771 MRP (JTLx); In re Activision Shareholder Derivative Litigation, L.A.S.C. Case No. SC090343.

“Vested Shares” means Common Shares to which the holder of the Restricted Share Units becomes entitled upon vesting thereof in accordance with Section 2 or 3 hereof.

“Withholding Taxes” means any taxes, including, but not limited to, U.S. social security and Medicare taxes, U.S. federal, state and local income taxes and any non-U.S. taxes, required to be withheld under any applicable law.

(b)                                 Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

2.                                       Vesting.  Except as otherwise set forth in these Award Terms, the Restricted Share Units shall vest in accordance with the “Schedule for Vesting” set forth on the Grant Notice.  Each Restricted Share Unit, upon vesting thereof, shall entitle the holder thereof to receive one Common Share (subject to adjustment pursuant to Section 9 hereof).

3.                                       Termination of Service.

(a)                                  Death or Disability.  In the event that Grantee incurs a Separation from Service due to death or Disability, the Restricted Share Units shall immediately vest as of the date of Grantee’s death or the first date of Grantee’s Disability (as determined by the Committee), as the case may be.

(b)                                 Change of Control.  In the event that Grantee incurs a Separation from Service pursuant to the terms of any business combination or similar transaction involving the Company, the Restricted Share Units shall immediately vest as of the date of such Separation from Service.

(c)                                  Other.  Unless the Committee determines otherwise, in the event that Grantee incurs a Separation from Service for any reason not addressed by Section 3(a) or 3(b) hereof, as of the date of such Separation from Service all Restricted Share Units shall cease to vest and, with the exception of any Vested Shares that have yet to settle pursuant to Section 7 hereof, shall immediately be forfeited to the Company without payment of consideration by the Company.

4.                                       Tax Withholding.  The Company shall have the right to require Grantee to satisfy any Withholding Taxes resulting from the vesting of any Restricted Share Units, the issuance or transfer of any Vested Shares, the payment of dividend equivalents or otherwise in connection with the Award at the time such Withholding Taxes become due.  The Company shall determine the method or methods Grantee may use to satisfy any Withholding Taxes contemplated by this Section 4, which may include any of the following:  (a) by delivery to the Company of a bank check or certified check or wire transfer of immediately available funds; (b) through the delivery of irrevocable written instructions, in a form acceptable to the Company, that the Company withhold Vested Shares otherwise then deliverable having a value equal to the aggregate amount of the Withholding Taxes (valued in the same manner used in computing the amount of such Withholding Taxes); or (c) by any combination of (a) and (b) above.  Notwithstanding anything to the contrary contained herein, (i) the Company or any of its subsidiaries or affiliates shall have the right to withhold from Grantee’s other compensation, if any, any Withholding Taxes contemplated by this Section 4 and (ii) the Company shall have no obligation to deliver any Vested Shares unless and until all Withholding Taxes contemplated by this Section 4 have been satisfied.

5.                                       Reservation of Shares.  The Company shall at all times reserve for issuance or delivery upon vesting of the Restricted Share Units such number of Common Shares as shall be required for issuance or delivery upon vesting thereof.

6.                                       Dividend Equivalents.  In the event that any cash dividends are declared and paid on Common Shares to which the holder of the Restricted Share Units would be entitled upon vesting thereof, such holder shall be paid, on the payment date for such dividend, the amount that such holder would have received if the Restricted Share Units had vested, and the Common Shares to which such holder was thereupon entitled had been issued and outstanding and held of record by such holder, as of the record date for such dividend; provided, however, that no such dividend equivalents shall be paid if the Restricted Share Units have been forfeited to the Company in accordance with Section 3(c) hereof prior to payment thereof.  Notwithstanding the foregoing, in no event shall any such dividend equivalents be paid later than the 45th day following the year in which the related dividends are paid.  For purposes of the time and form of payment requirements of Section 409A, such dividend equivalents shall be treated separately from the Restricted Share Units.

7.                                       Receipt and Delivery.  As soon as administratively practicable (and, in any event, within 30 days) after the earlier of (i) the first anniversary of the Date of Grant and (ii) the date of Grantee’s Separation from Service, the Company shall (A) effect the issuance or transfer of the Vested Shares, (B) cause the issuance or transfer of such Vested Shares to be evidenced on the books and records of the Company, and (C) cause such Vested Shares to be delivered to a Company-Sponsored Equity Account in the name of the person entitled to such Vested Shares (or, with the Company’s consent, such other brokerage account as may be requested by such person); provided, however, that, in the event such Vested Shares are subject to a legend as set forth in Section 14 hereof, the Company shall instead cause a certificate evidencing such Vested Shares and bearing such legend to be delivered to the person entitled thereto.

8.                                       Committee Discretion.  Except as may otherwise be provided in the Plan, the Committee shall have sole discretion to (a) interpret any provision of the Plan, the Grant Notice and these Award Terms, (b) make any determinations necessary or advisable for the administration of the Plan and the Award, and (c) waive any conditions or rights of the Company under the Award, the Grant Notice or these Award Terms.  Without intending to limit the generality or effect of the foregoing, any decision or determination to be made by the Committee pursuant to these Award Terms, including whether to grant or withhold any consent, shall be made by the Committee in its sole and absolute discretion, subject only to the terms of the Plan.  Subject to the terms of the Plan, the Committee may amend the terms of the Award prospectively or retroactively; however, no such amendment may materially and adversely affect the rights of Grantee taken as a whole without Grantee’s consent.  Without intending to limit the generality or effect of the foregoing, the Committee may amend the terms of the Award (i) in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 9 hereof) affecting the Company or any of its subsidiaries or affiliates or the financial statements of the Company or any of its subsidiaries or affiliates, (ii) in response to changes in applicable laws, regulations or accounting principles and interpretations thereof, or (iii) to prevent the Award from becoming subject to any adverse consequences under Section 409A.

9.                                       Adjustments.  Notwithstanding anything to the contrary contained herein, pursuant to Section 12 of the Plan, the Committee will make or provide for such adjustments to the Award as are equitably required to prevent dilution or enlargement of the rights of Grantee that would otherwise result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any change of control, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Award such alternative consideration (including, without limitation, cash or other equity awards), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Award.

10.                                 Registration and Listing.  Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue or transfer any Restricted Share Units or Vested Shares, and no Restricted Share Units or Vested Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way, unless such transaction is in compliance with (a) the Securities Act of 1933, as amended, or any comparable federal securities law, and all applicable state securities laws, (b) the requirements of any securities exchange, securities association, market system or quotation system on which securities of the Company of the same class as the securities subject to the Award are then traded or quoted, (c) any restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws, and (d) any policy or procedure the Company has adopted with respect to the trading of its securities, in each case as in effect on the date of the intended transaction.  The Company is under no obligation to register, qualify or list, or maintain the registration, qualification or listing of, Restricted Share Units or Vested Shares with the SEC, any state securities commission or any securities exchange, securities association, market system or quotation system to effect such compliance.  Grantee shall make such representations and furnish such information as may be appropriate to permit the Company, in light of the then existence or non-existence of an effective registration statement under the Securities Act of 1933, as amended, relating to Restricted Share

Units or Vested Shares, to issue or transfer Restricted Share Units or Vested Shares in compliance with the provisions of that or any comparable federal securities law and all applicable state securities laws.  The Company shall have the right, but not the obligation, to register the issuance or transfer of Restricted Share Units or Vested Shares or resale of Restricted Share Units or Vested Shares under the Securities Act of 1933, as amended, or any comparable federal securities law or applicable state securities law.

11.                                 Transferability.  Except as otherwise permitted under the Plan or this Section 11, the Restricted Share Units shall not be transferable by Grantee other than by will or the laws of descent and distribution.  With the Company’s consent, Grantee may transfer Restricted Share Units for estate planning purposes or pursuant to a domestic relations order; provided, however, that any transferee shall be bound by all of the terms and conditions of the Plan, the Grant Notice and these Award Terms and shall execute an agreement in form and substance satisfactory to the Company in connection with such transfer; and provided, further that Grantee will remain bound by the terms and conditions of the Plan, the Grant Notice and these Award Terms.

12.                                 Compliance with Applicable Laws and Regulations and Company Policies and Procedures.

(a)                                  Grantee is responsible for complying with (i) any federal, state and local tax laws applicable to Grantee in connection with the Award, (ii) any federal and state securities laws (U.S. and non-U.S.) applicable to Grantee in connection with the Award, (iii) the requirements of any securities exchange, securities association, market system or quotation system on which securities of the Company of the same class as the Shares are then traded or quoted, (iv) any restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws, and (v) any policy or procedure the Company maintains or may adopt with respect to the trading of its securities.

(b)                                 The Award is subject to the terms and conditions of the Term Sheet, and any Company policies or procedures adopted in connection with the Company’s implementation of the Term Sheet, including, without limitation, any policy requiring or permitting the Company to recover any gains realized by Grantee in connection with the Award.

13.                                 Section 409A.

(a)                                  Payments contemplated with respect to the Award are intended to comply with Section 409A, and all provisions of the Plan, the Grant Notice and these Award Terms shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.  Notwithstanding the foregoing, (i) nothing in the Plan, the Grant Notice and these Award Terms shall guarantee that the Award is not subject to taxes or penalties under Section 409A and (ii) if any provision of the Plan, the Grant Notice or these Award Terms would, in the reasonable, good faith judgment of the Company, result or likely result in the imposition on Grantee or any other person of taxes, interest or penalties under Section 409A, the Committee may, in its sole discretion, modify the terms of the Plan, the Grant Notice or these Award Terms, without the consent of Grantee, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such taxes, interest or penalties; provided, however, that this Section 13 does not create an obligation on the part of the Committee or the Company to make any such modification.

(b)                                 Neither Grantee nor any of Grantee’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable with respect to the Award to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to Grantee or for Grantee’s benefit with respect to the Award may not be reduced by, or offset against, any amount owing by Grantee to the Company.

(c)                                  Notwithstanding anything to the contrary contained herein, if (i) the Committee determines in good faith that the Restricted Share Units are deferred compensation for purposes of Section 409A, (ii) Grantee is a “specified employee” (as defined in Section 409A) and (iii) a delay in the issuance or transfer of Vested Shares to Grantee or his or her estate or beneficiaries hereunder by reason of Grantee’s Separation from Service with the Company or any of its subsidiaries or affiliates is required to avoid tax penalties under Section 409A but is not already provided for by this Award, the Company shall cause the issuance or transfer of such Vested Shares to Grantee or Grantee’s estate or beneficiary upon the earlier of (A) the date that is the first business day following the date that is six months after the date of Grantee’s Separation from Service or (B) Grantee’s death.

14.                                 Legend.  The Company may, if determined by it based on the advice of counsel to be appropriate, cause any certificate evidencing Vested Shares to bear a legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.”

15.                                 Nature of Grant.  By accepting the Award, Grantee acknowledges that:

(a)                                  nothing contained in the Grant Notice or these Award Terms shall be construed to confer upon Grantee any right to continued service on the Board or derogate from any right of the Company’s stockholders to remove Grantee from the Board at any time, with or without cause.

(b)                                 the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and/or these Award Terms;

(c)                                the grant of the Restricted Share Units is occasional and does not create any contractual or other right to receive future grants of rights to receive Common Shares, or benefits in lieu of rights to receive Common Shares, even if rights to receive Common Shares have been granted repeatedly in the past;

(d)                                 all decisions with respect to future grants of rights to receive Common Shares, if any, will be at the sole discretion of the Company;

(e)                                  Grantee’s participation in the Plan is voluntary;

(f)                                    the Restricted Share Units are not part of normal or expected compensation or salary for any purpose, including, without limitation, the calculation of any severance, resignation, termination, redundancy, end of service payment, bonus, long-service award, pension or retirement or welfare benefit or similar payments, and in no event should the Restricted Share Units be considered as compensation for, or relating in any way to, past services for the Company;

(g)                                 the Restricted Share Unit grant and Grantee’s participation in the Plan will not be interpreted to form an employment relationship with the Company or with any subsidiary or affiliate of the Company;

(h)                                 the future value of the underlying Common Shares is unknown and cannot be predicted with certainty;

(i)                                     in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award (for any reason whatsoever and whether or not in breach of any law) and Grantee irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the Award, Grantee shall be deemed irrevocably to have waived Grantee’s entitlement to pursue such claim;

(j)                                     the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Grantee’s participation in the Plan, or Grantee’s acquisition or sale of the underlying Common Shares; and

(k)                                  Grantee is hereby advised to consult with Grantee’s own personal tax, legal and financial advisors regarding Grantee’s participation in the Plan before taking any action related to the Plan.

16.                                 Data Privacy.  Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Grantee’s personal data as described in the Grant Notice and these Award Terms by and among the Company and any subsidiary or affiliate for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan.

Grantee understands that the Company may hold certain personal information about Grantee, including, without limitation, Grantee’s name, home address and telephone number, date of birth, social insurance or other identification number, nationality, any directorships held in the Company or any of is subsidiaries or affiliates, any Shares owned, details of all Restricted Share Units or any other entitlement to the Common Shares awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”).

Grantee understands that Data will be transferred to the Equity Account Administrator, which is assisting the Company with the implementation, administration and management of the Plan.  Grantee understands that the recipients of the Data may be located in Grantee’s country, or elsewhere, and that any recipient’s country may have different data privacy laws and protections than Grantee’s country.  Grantee understands that Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting Stock Plan Administration.  Grantee authorizes the Company, the Equity Account Administrator and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing Grantee’s participation in the Plan.  Grantee understands that the Data will be held only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan.  Grantee understands that Grantee may, at any time, view Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting Stock Plan Administration in writing.  Grantee understands, however, that refusal or withdrawal of consent may affect Grantee’s ability to participate in the Plan.  For more information on the consequences of Grantee’s refusal to consent or withdrawal of consent, Grantee understands that Grantee may contact Stock Plan Administration.

17.                                 No Rights as Stockholder.  No holder of Restricted Share Units shall, by virtue of the Grant Notice or these Award Terms, be entitled to any right of a stockholder of the Company, either at law or in equity, and the rights of any such holder are limited to those expressed, and are not enforceable against the Company except to the extent set forth in the Plan, the Grant Notice and these Award Terms.

18.                                 Severability.  In the event that one or more of the provisions of these Award Terms shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

19.                                 Governing Law and Venue.  To the extent that U.S. federal law does not otherwise control, the validity, interpretation, performance and enforcement of the Grant Notice and these Award Terms shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws thereof.  For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award or these Award Terms, the parties submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Los Angeles County, California or the federal courts of the United States for the Central District of California and no other courts, irrespective of where the Award is made and/or to be performed.

20.                                 Successors and Assigns.  The provisions of the Grant Notice and these Award Terms shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Grantee and, to the extent applicable, Grantee’s permitted assigns under Section 11 hereof and Grantee’s estate or beneficiary(ies) as determined by will or the laws of descent and distribution.

21.                                 Notices.  Any notice or other document which Grantee or the Company may be required or permitted to deliver to the other pursuant to or in connection with the Grant Notice or these Award Terms shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows:  (a) if to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attn: Stock Plan Administration, or such other address as the Company by notice to Grantee may designate in writing from time to time; and (b) if to Grantee, at the address shown on the records of the Company or such other address as Grantee by notice to the Company may designate in writing from time to time.  Notices shall be effective upon receipt.

22.                                 Conflict with Plan.  In the event of any conflict between the terms of the Grant Notice or these Award Terms and the terms of the Plan, the terms of the Plan shall control.

23.                                 Deemed Agreement.  By accepting the Award, Grantee is deemed to be bound by the terms and conditions set forth in the Plan, the Grant Notice and these Award Terms.

24.                                 Language Consent.  By executing and submitting the Grant Notice, Grantee confirms that he or she has read and understood the documents relating to the Restricted Share Units (the Grant Notice, the Plan, and the Award Terms) which were provided in the English language.  Grantee accepts the terms of these documents accordingly.

Consentement relatif à la langue utilisée: En signant et en renvoyant la Notification d’Attribution, le Bénéficiaire confirme qu’il ou qu’elle a lu et compris les documents afférents aux Attributions Gratuites d’Actions (la Notification d’Attribution, le Plan et les Termes de l’Attribution) qui sont produits en langue anglaise. Le Bénéficiaire accepte les termes de ces documents en connaissance de cause